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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) AUGUST 31, 1999


                     PARK PLACE ENTERTAINMENT CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
               (State or other jurisdiction of incorporation)


               1-14573                                    88-0400631
               -------                                    ----------
       (Commission File Number)              (IRS Employer Identification No.)


        3930 HOWARD HUGHES PARKWAY
             LAS VEGAS, NEVADA                               89109
             -----------------                               -----
 (Address of principal executive offices)                  (Zip Code)


     Registrant's telephone number, including area code (702) 699-5000
                                                        --------------


                                  NOT APPLICABLE
                                  --------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

On April 27, 1999, the registrant entered into a definitive agreement with Starwood Hotels & Resorts Worldwide, Inc. and several of its subsidiaries to acquire all of the outstanding stock of Caesars World, Inc., a wholly owned subsidiary of Starwood, and all of their interests in several other gaming entities for $3.0 billion in cash. On August 31, 1999, in connection with this acquisition, the registrant entered into a $2.0 billion revolving credit facility which will replace its existing $650 million 364-day facility with a syndicate of financial institutions. In addition to the new $2.0 billion 364-day facility, the registrant entered into a $1.0 billion 364-day facility which may only be drawn to provide funding for the Caesars acquisition. The Caesars acquisition is expected to be completed in the fourth quarter of 1999.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     PARK PLACE ENTERTAINMENT CORPORATION



Dated: September 16, 1999


By:   /s/ Scott A. LaPorta
   -------------------------------
Name: Scott A. LaPorta
Title: Executive Vice President
       And Chief Financial Officer